As filed with the Securities and Exchange Commission on November 2, 2009

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Kansas	48-0905805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4441 West Airport Freeway, Irving, Texas 75062
(Address of Principal Executive Offices and Zip Code)

CEC Entertainment, Inc. Second Amended and Restated 2004 Restricted Stock Plan
CEC Entertainment, Inc. Amended and Restated Non-Employee Directors Restricted Stock Plan
CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan
CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan
(Full title of the plans)

Michael H. Magusiak
President and Chief Executive Officer
4441 West Airport Freeway
Irving, Texas 75062
(Name and address of agent for service)

(972) 258-8507
(Telephone number, including area code, of agent for service)

with copies of communications to:

Roger W. Bivans
Baker & McKenzie LLP
2001 Ross Avenue
Suite 2300
Dallas, Texas 75201
(214) 978-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  x    Accelerated filer  □   Non-accelerated filer  □   Smaller reporting company  □

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.10 per share, to be issued under the Second Amended and Restated 2004 Restricted Stock Plan	400,000	$25.53	10,212,000	$569.83

(1)
In addition, this registration statement covers such indeterminate number of shares of common stock, par value $0.10 ("Common Stock"), as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). All such shares are subject to the reoffer prospectus included herein and are registered for offer and sale hereunder.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act and are based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on October 28, 2009.

(3)	Calculated pursuant to General Instruction E on Form S-8.

Pursuant to Rule 429 under the Securities Act, the reoffer prospectus included in this registration statement is a combined reoffer prospectus relating to the Company’s registration statements on Form S-8 (File Nos. 333-41039, 333-83691, 333-44434, 333-13077, 333-72878, 333-103572, 333-111175, 333-119232, 333-119225, 333-119218, 333-130142, 333-145612 and 333-152992) previously filed with the Securities and Exchange Commission.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to (i) register 400,000 additional shares of the Company’s Common Stock reserved for issuance under the CEC Entertainment, Inc. Second Amended and Restated 2004 Restricted Stock Plan (the “2004 Plan”), as approved by the Company’s stockholders at the Company’s 2009 annual stockholders’ meeting and (ii) file a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates pursuant to the 2004 Plan, the CEC Entertainment, Inc. Amended and Restated Non-Employee Directors Restricted Stock Plan (the “Non-Employee Directors Plan”), the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (the “Director Option Plan”) and the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (the “Employee Option Plan”).

The contents of the Company’s previous registration statements on Form S-8 (File Nos. 333-41039, 333-83691, 333-44434, 333-13077, 333-72878, 333-103572, 333-111175, 333-119232, 333-119225, 333-119218, 333-130142, 333-145612 and 333-152992) previously filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as part of any prospectuses or prospectus supplements filed pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Company’s Non-Employee Directors Plan, 2004 Plan, the Director Option Plan and the Employee Option Plan.

REOFFER PROSPECTUS

CEC ENTERTAINMENT, INC.

1,304,748 Shares of Common Stock

This prospectus relates to shares of common stock, $0.10 par value per share (the “Common Stock”), of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption “Selling Stockholders” in this prospectus for their own accounts. Each of the selling stockholders will acquire the shares of Common Stock covered by this prospectus pursuant to the CEC Entertainment, Inc. Amended and Restated Non-Employee Directors Restricted Stock Plan (the “Non-Employee Directors Plan”), the CEC Entertainment, Inc. Second Amended and Restated 2004 Restricted Stock Plan (the “2004 Plan”), the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan, as amended (the "Director Option Plan"), and the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan, as amended (the "Employee Option Plan").

This prospectus has been prepared for the purpose of registering the shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is traded on the New York Stock Exchange under the symbol “CEC.” On October 30, 2009, the last reported sale price of our Common Stock was $29.21 per share.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

Investing in our Common Stock involves risks.
You should consider carefully the risk factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2009.

RE-OFFER PROSPECTUS

Within this prospectus, unless otherwise indicated, any use of the terms “CEC Entertainment,” the “Company,” “we,” “us” and “our” refer to CEC Entertainment, Inc. and its consolidated subsidiaries.

CEC ENTERTAINMENT, INC.

Chuck E. Cheese’s® is a nationally recognized leader in family dining and entertainment.  We were incorporated in the state of Kansas in 1980 and are engaged in the family dining and entertainment center business. We consider this to be our sole operating segment.

We develop, operate and franchise family dining and entertainment centers under the name “Chuck E. Cheese’s” in 48 states and six foreign countries or territories.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to our primary customer base of families with children between the ages of two and 12 years of age.  All of our stores offer dining selections consisting of a variety of beverages, pizzas, sandwiches, appetizers, a salad bar and desserts.

We opened our first location in March 1980.  As of October 22, 2009, we operated 495 Company-owned Chuck E. Cheese’s stores located in 48 states and Canada and our franchisees operated a total of 47 stores located in the United States, Puerto Rico, Guatemala, Chile, Saudi Arabia, and the United Arab Emirates.

Our principal executive offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and our telephone number is (972) 258-8507. We maintain a website at www.chuckecheese.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this report, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and our Form 10-Qs for the quarters ended March 29, 2009, June 28, 2009 and September 27, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Public health issues such as the H1N1 influenza A virus, commonly referred to as the “swine flu;”

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Changes in financial accounting standards or our interpretations of existing standards; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks and uncertainties described below before making an investment decision. The occurrence of any one or more of the risks or uncertainties described below could have a material adverse effect on our financial condition, results of operations and cash flows. We believe these are the material risks currently facing our business. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

Our business operations and the implementation of our business strategy are subject to significant risks inherent in our business, including, without limitation, the risks and uncertainties described below. The occurrence of any one or more of the risks or uncertainties described below and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q could have a material adverse effect on our financial condition, results of operations and cash flows. While we believe we have identified and discussed below the key risk factors that affect our business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future. Since these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.

Risks Related to Our Business

Changes in consumer discretionary spending and general economic conditions could reduce sales at our stores and have an adverse effect on our financial results.

Purchases at our stores are discretionary for consumers and, therefore, our results of operations are susceptible to economic slowdowns and recessions. We are dependent in particular upon discretionary spending by consumers living in the communities in which our stores are located. A significant portion of our stores are clustered in certain geographic areas. A significant weakening in the local economies of these geographic areas, or any of the areas in which our stores are located, may cause consumers to curtail discretionary spending, which in turn could reduce our Company store sales and have an adverse effect on our financial results.

The future performance of the U.S. and global economies are uncertain and are directly affected by numerous national and global financial and other factors that are beyond our control. Increases in credit card, home mortgage and other borrowing costs and declines in housing values have weakened the U.S. economy leading to a decrease in consumer spending. It is difficult to predict the severity and the duration of such a decrease. We believe that consumers generally are more willing to make discretionary purchases, including at our stores, during periods in which favorable economic conditions prevail. Further, recent fluctuations in the retail price of gasoline and the potential for future increases in gasoline and other energy costs may affect consumers’ disposable incomes available for entertainment and dining. Changes in consumer spending habits as a result of a recession or a reduction in consumer confidence are likely to reduce our sales performance, which could have a material adverse affect on our business, results of operations or financial condition. In addition, these economic factors may affect our level of spending on planned capital initiatives at our stores, and thereby impact our future sales.

The recent disruptions in the financial markets may adversely affect the availability and cost of credit and compromise our ability to maintain adequate insurance coverage.

Disruptions in the financial markets may adversely affect the availability of credit already arranged and the availability and cost of credit in the future. Failures of significant financial institutions could adversely affect our access to and reduce the alternative sources of liquidity needed to operate our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring or curtailing our capital expenditures and other discretionary uses of cash.

We rely on insurance to mitigate our exposure to catastrophic losses we may sustain to our property, claims by our employees, customers or other third parties. Although we have historically obtained adequate levels of insurance coverage through well rated and capitalized firms, the ongoing financial crisis may affect our ability to obtain coverage under existing policies or purchase insurance under new policies at reasonable rates in the future. Additionally, we are potentially at risk if our insurance carriers become insolvent. As a result, we could potentially be exposed to financial losses which could adversely affect our results of operations.

We may not be successful in the implementation of our business development strategies.

Our continued growth depends, to a significant degree, on our ability to successfully implement our long-term growth strategies.  As part of our long-term growth strategy, we plan to open additional new stores in selected markets, remodel and expand our existing stores and upgrade the games, rides and entertainment at our existing stores. The opening and success of new Chuck E. Cheese’s stores is dependant on various factors, including but not limited to the availability of suitable sites, the negotiation of acceptable lease terms for such locations, our ability to meet construction schedules, our ability to manage such expansion and hire and train personnel to manage the new stores, the potential cannibalization of sales at our adjacent stores located in the market, as well as general economic and business conditions.  Our ability to successfully open new stores or remodel, expand or upgrade the entertainment at existing stores will also depend upon the availability of sufficient capital for such purposes, including operating cash flow, our existing credit facility, future debt financings, future equity offerings or a combination thereof.  There can be no assurance that we will be successful in opening and operating the number of anticipated new stores on a timely or profitable basis.  There can be no assurance that we can continue to successfully remodel or expand our existing facilities or upgrade the games and entertainment.  Our growth is also dependent on our ability to continually evolve and update our business model to anticipate and respond to changing customer needs and competitive conditions.  There can be no assurance that we will be able to successfully anticipate changes in competitive conditions or customer needs or that the market will accept our business model.

Part of our growth strategy depends on our ability to attract new franchisees to recently opened markets and the ability of these franchisees to open and operate new stores on a profitable basis. Delays or failures in opening new franchised stores could adversely affect our planned growth.   Our new franchisees depend on the availability of financing to construct and open new stores. If these franchisees experience difficulty in obtaining adequate financing for these purposes, our growth strategy and franchise revenues may be adversely affected.

We may incur significant costs in connection with our business development strategies.

Our long-term growth is dependent on the success of strategic initiatives to increase the number of our stores and enhance the facilities of existing stores.  We incur significant costs each time we open a new store and other expenses when we relocate or remodel existing stores. The expenses of opening, relocating or remodeling any of our stores may be higher than anticipated.  If we are unable to open or are delayed in opening new stores, we may incur significant costs which may adversely affect our financial results.  If we are unable to remodel or are delayed in remodeling stores, we may incur significant costs which may adversely affect our financial results.

We are subject to competition in both the restaurant and entertainment industries.

We believe that our combined restaurant and entertainment center concept puts us in a niche which combines elements of both the restaurant and entertainment industries.  As a result, to some degree, we compete with entities in both industries.  Although other restaurant chains presently utilize the concept of combined family entertainment-dining operations, we believe these competitors operate primarily on a local, regional or market-by-market basis.  Within the traditional restaurant sector, we compete with other casual dining restaurants on a nationwide basis with respect to price, quality and speed of service, type and quality of food, personnel, the number and location of  restaurants, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development. Such competitive market conditions, including the effectiveness of our advertising and promotion and the emergence of significant new competition, could adversely affect our operating results.

We are dependent on the service of certain key personnel.

The success of our business is highly dependent upon the continued employment of Richard M. Frank, our Executive Chairman, Michael H. Magusiak, our President and Chief Executive Officer, and other members of our senior management team.  Although the Company has entered into employment agreements with each of Mr. Frank and Mr. Magusiak, the loss of the services of either of such individuals could have a material adverse effect upon our business and development.  Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level.  There can be no assurances that we will be able to retain the services of Messrs. Frank or Magusiak, senior members of our management team or the required operational support at the store level in the future.

We may experience an increase in food, labor and other operating costs.

An increase in food, labor, utilities, insurance and/or other operating costs may adversely affect our financial results. Such an increase may adversely affect us directly or indirectly through our vendors, franchisees and others whose performance have a significant impact on our financial results.

Specifically, any increase in the prices for food commodities, including cheese and wheat, could adversely affect our financial results. The performance of our stores is also adversely affected by increases in the price of utilities on which the stores depend, such as natural gas, whether as a result of inflation, shortages or interruptions in supply, or otherwise. Our business also incurs significant costs for and including among other things, insurance, marketing, taxes, real estate, borrowing and litigation, all of which could increase due to inflation, rising interest rates, changes in laws, competition, or other events beyond our control.

In addition, a number of our employees are subject to various minimum wage requirements. Several states and cities in which we operate stores have established a minimum wage higher than the federally mandated minimum wage.  There may be similar increases implemented in other jurisdictions in which we operate or seek to operate. These minimum wage increases may have an adverse effect on our results of operations.

Changes in consumers’ health, nutrition and dietary preferences could adversely affect our financial results.

Our industry is affected by consumer preferences and perceptions. Changes in prevailing health or dietary preferences and perceptions may cause consumers to avoid certain products we offer in favor of alternative or healthier foods.  If consumer eating habits change significantly and we are unable to respond with appropriate menu offerings, it could adversely affect our financial results.

Negative publicity concerning food quality, health, safety or other issues could adversely affect our financial results.

Food service businesses can be adversely affected by litigation and complaints from guests, consumer groups or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one store or a limited number of stores. Publicity concerning food-borne illnesses, injuries caused by food tampering and safety issues may negatively affect our operations, reputation and brand.  Such publicity may have a significant adverse impact on our financial results.

Our target market of children between the ages of two and 12 and families with young children may be highly sensitive to adverse publicity that may arise from an actual or perceived negative event within one or more of our stores. There can be no assurance that we will not experience negative publicity regarding one or more of our stores, and the existence of negative publicity could materially and adversely affect our image with our customers and our results of operations.

Public health issues may adversely affect our financial results.

Our business may be impacted by the outbreak of certain public health issues, including epidemics, pandemics and other contagious diseases such as the H1N1 influenza A virus, commonly referred to as the “swine flu.”  To the extent that our guests feel uncomfortable visiting public locations, particularly locations with a large number of children, due to a perceived risk of exposure to the virus, we could experience a reduction in guest traffic which could adversely affect our financial results.

We are subject to risks from disruption of our commodity distribution system.

Any disruption in our commodity distribution system could adversely affect our financial results.  We use a single vendor to distribute most of the products and supplies used in our stores.  Any failure by this vendor to adequately distribute products or supplies to our stores could increase our costs and have a material adverse affect on our financial results and our operations.

Our procurement of games and rides is dependant upon a few global providers.

Our ability to continue to procure new games, rides and other entertainment-related equipment is important to our business strategy.  The number of suppliers from which we can purchase games, rides and other entertainment-related equipment is limited due to industry consolidation over the past several years coupled with a lower overall global demand. To the extent that the number of suppliers continues to decline, we could be subject to the risk of distribution delays, pricing pressure, lack of innovation and other associated risks.

Our stores may be adversely affected by local conditions, events and natural disasters.

Certain regions in which our stores are located may be subject to adverse local conditions, events or natural disasters. A natural disaster may damage our stores or other operations which may adversely affect the financial results of the Company. In addition, if severe weather, such as heavy snowfall or extreme temperatures, discourages or restricts customers in a particular region from traveling to our stores, our sales could be adversely affected. If severe weather occurs during the first and third quarters of the year, the adverse impact to our sales and profitability could be even greater than at other times during the year because we generate a significant portion of our sales and profits during these periods. Additionally, demographic shifts in the areas where our stores are located could adversely impact our sales and results of operations.

Our business is highly seasonal and quarterly results may fluctuate significantly as a result of this seasonality.

We have experienced, and in the future could experience, quarterly variations in revenues and profitability as a result of a variety of factors, many of which are outside our control, including the timing and number of new store openings, the timing of capital investments in existing stores, the timing of school vacations and holidays, weather conditions and natural disasters.  We typically experience lower revenues and profitability in the second and fourth quarters than in the first and third quarters.  If revenues are below expectations in any given quarter, our operating results will likely be adversely affected for that quarter.

Unanticipated conditions in foreign markets may adversely affect our ability to operate effectively in those markets.

In addition to our stores in the United States, we currently own or franchise stores in Canada, Puerto Rico, Guatemala, Chile, Saudi Arabia and the United Arab Emirates. We intend to expand into additional foreign markets in the future. We and our franchisees are subject to the regulatory and economic and political conditions of any foreign market in which we and our franchisees operate stores. Any change in the laws and regulations and economic and political stability of these foreign markets may adversely affect our financial results. Changes in foreign markets that may affect our financial results include, but are not limited to, taxation, inflation, currency fluctuations, political instability, war, increased regulations and quotas, tariffs and other protectionist measures.

We are subject to risks in connection with owning and leasing real estate.

As an owner and lessee of the land and/or building for our Company-owned stores, we are subject to all of the risks generally associated with owning and leasing real estate, including changes in the supply and demand for real estate in general and the supply and demand for the use of the stores. Any obligation to continue making rental payments with respect to leases for closed stores could adversely affect our financial results.

We may not be able to adequately protect our trademarks or other proprietary rights.

We own certain common law trademark rights and a number of federal and international trademark and service mark registrations and proprietary rights relating to our operations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which could harm our image, brand or competitive position and, if we commence litigation to enforce our rights, we may incur significant legal fees.

We cannot be assured that third parties will not claim that our trademarks or menu offerings infringe upon their proprietary rights. Any such claim, whether or not it has merit, may result in costly litigation, cause delays in introducing new menu items in the future or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations, and financial position.

We are subject to various government regulations which may adversely affect our operations and financial performance.

The development and operation of our stores are subject to various federal, state and local laws and regulations in many areas of our business, including, but not limited to, those that impose restrictions, levy a fee or tax, or require a permit or license, or other regulatory approval. Difficulties or failure in obtaining required permits, licenses or other regulatory approvals could delay or prevent the opening of a new store, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing store. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, health insurance mandates, working and safety conditions, immigration status requirements, and child labor laws. Additionally, potential changes in federal labor laws, including “card check” regulations, could result in portions of our workforce being subjected to greater organized labor influence. This could result in an increase to our labor costs.  A significant portion of our store personnel are paid at rates related to the minimum wage established by federal, state and municipal law. Increases in such minimum wage result in higher labor costs, which may be partially offset by price increases and operational efficiencies. Additionally, we are subject to certain laws and regulations that govern our handling of customers’ personal information. A failure to protect the integrity and security of our customers’ personal information could expose us to litigation, as well as materially damage our reputation with our customers. While we endeavor to comply with all applicable laws and regulations, governmental and regulatory bodies may change such laws and regulations in the future, which may require us to incur substantial cost increases. If we fail to comply with applicable laws and regulations, we may be subject to various sanctions, and/or penalties and fines or may be required to cease operations until we achieve compliance, which could have a material adverse effect on our financial results and operations.

We face litigation risks from customers, employees, franchisees and other third parties in the ordinary course of business.

Our business is subject to the risk of litigation by customers, current and former employees, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation.  The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify.  Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our food or entertainment offerings, regardless of whether the allegations are valid or whether we are ultimately found liable.

We are continually subject to risks from litigation and regulatory action regarding advertising to our market of children between the ages of two and 12 years old.  In addition, since certain of our stores serve alcoholic beverages, we are subject to “dram shop” statutes. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Although we believe we are adequately covered by insurance, a judgment against us under a “dram shop” statute in excess of the liability covered could have a material adverse effect on our business, financial condition and results of operations.

Under certain circumstances plaintiffs may file certain types of claims which may not be covered by insurance.  In some cases, plaintiffs may seek punitive damages which may also not be covered by insurance. Any litigation we face could have a material adverse effect on our business, financial condition and results of operations.

We face risks with respect to product liability claims and product recalls.

We purchase merchandise from third-parties and offer this merchandise to customers in exchange for prize tickets or for sale. This merchandise could be subject to recalls and other actions by regulatory authorities. Changes in laws and regulations could also impact the type of merchandise we offer to our customers. We have experienced, and may in the future experience, issues that result in recalls of merchandise. In addition, individuals have asserted claims, and may in the future assert claims, that they have sustained injuries from third-party merchandise offered by us, and we may be subject to future lawsuits relating to these claims. There is a risk that these claims or liabilities may exceed, or fall outside of the scope of, our insurance coverage.  Any of the issues mentioned above could result in damage to our reputation, diversion of development and management resources, or reduced sales and increased costs, any of which could harm our business.

We are dependent on certain information technology systems and technologies which may be compromised.

The operation of our business is dependent upon the integrity, security and successful functioning of our computer networks and information systems, including the point-of-sales systems in our stores, data centers that process transactions and various software applications used in our operations. Damage to, or interruption or failure of these systems could result in losses due to disruption of our business operations. These adverse situations could lead to loss of sales or profits or cause us to incur additional development costs. In addition, despite our efforts to secure our computer networks and information systems, security could be compromised or confidential information could be misappropriated resulting in a loss of customers’ personal information, negative publicity, harm to our business and reputation or cause us to incur costs to reimburse third parties for damages.

Our application of and changes in financial accounting standards or interpretations of existing standards could affect our reported results of operations.

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles which require us to make estimates and assumptions. The use of estimates is pervasive throughout our financial statements and is affected by management’s judgment. To the extent management’s judgment is incorrect, it could result in an adverse impact on our financial statements and reported results of operations. Generally accepted accounting principles, interpretations and other promulgated accounting pronouncements related to the development of estimates for insurance, tax and legal contingencies, valuation of long-lived assets, stock-based compensation, and accounting for leases and hedge accounting are highly complex and may be subject to multiple sources of authoritative guidance. Changes in these accounting standards, new accounting pronouncements and interpretations may occur that could adversely affect our reported financial position, results of operations and/or cash flows.

Risks Related to Our Common Stock

A failure to establish, maintain and apply adequate internal control over financial reporting could have a material adverse affect on our business and/or market valuation of our common stock.

We are subject to the ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  These provisions provide for the identification of material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. As of December 28, 2008, we have concluded that our internal controls over financial reporting are effective; however there can be no assurance that we will be able to maintain all of the controls necessary to remain in compliance with Sarbanes-Oxley in the future. Should we identify any material weaknesses in internal control over financial reporting in the future, there can be no assurance that we will be able to remediate such material weaknesses in a timely manner. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report financial results accurately and timely or to detect and/or prevent fraud. A failure to maintain an effective system of internal control may also result in a negative market reaction in regards to the valuation of our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of our Common Stock to which this prospectus relates are being registered for re-offers and resales by certain of our employees and non-employee directors who will acquire shares of Common Stock pursuant to the Non-Employee Directors Plan, the 2004 Plan, the Director Option Plan and/or the Employee Option Plan. The following table sets forth certain information regarding the shares of our Common Stock beneficially owned by the selling stockholders as of October 15, 2009 and is based on 22,739,627 shares of our Common Stock outstanding on October 15, 2009.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Shares of Common Stock Offered (1)(2)	Shares of Common Stock Owned After the Offering (2)
			Number	%
J. Roger Cardinale Executive Vice President, Development and Purchasing	144,886	144,886	0	*
Randy G. Forsythe Executive Vice President, Director of Operations	39,980	39,980	0	*
Richard M. Frank Executive Chairman	346,761	346,761	0	*
Gen. Tommy Franks, retired Director	6,489	6,489	0	*
Darin E. Harper Vice President and Controller	5,385	5,385	0	*
Richard T. Huston Executive Vice President, Marketing	69,417	69,417	0	*
Michael H. Magusiak President and Chief Executive Officer	462,265	462,265	0	*
Larry T. McDowell Director	29,884	27,884	2,000	*
Christopher D. Morris Executive Vice President, Chief Financial Officer and Treasurer	52,595	52,595	0	*
Tim T. Morris Director	22,424	22,424	0	*
Louis P. Neeb Director	24,090	24,090	0	*
Cynthia Pharr Lee Director	30,839	30,839	0	*
Walter Tyree Director	31,849	31,849	0	*
Raymond E. Wooldridge Director	66,134	39,884	26,250	*
Total	1,332,998	1,304,748	28,250	*

*  Less than 1%

(1) Includes shares of Common Stock purchasable pursuant to options within 60 days of October 15, 2009 by J. Roger Cardinale (65,800), Randy G. Forsythe (20,000), Richard M. Frank (37,500), Richard T. Huston (3,950), Michael H. Magusiak (62,500), Larry T. McDowell (15,000), Christopher D. Morris (7,500), Tim T. Morris (7,500), Louis P. Neeb (7,500), Cynthia Pharr Lee (19,500), Walter Tyree (19,500) and Raymond E. Wooldridge (19,500), respectively.

(2) Assumes that all shares of Common Stock will be resold by the selling stockholders and none will be held by the selling stockholders for their own accounts.  We cannot assure you that the selling stockholders will sell all or any portion of the Common Stock offered by this prospectus.  In addition, we cannot assure you that a selling stockholder will not transfer the Common Stock by other means not described in this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder may sell his or her shares of Common Stock covered by this prospectus for value from time to time in one or more transactions on the New York Stock Exchange or any other exchange or quotation system on which our Common Stock is traded, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

Each selling stockholder and any broker-dealer that participates in the distribution of the shares of Common Stock may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to the shares of Common Stock sold hereunder, the selling stockholders, may, at any time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144 of the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares of Common Stock offered hereby or that the selling stockholders will transfer, devise or gift these shares by other means.

We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of Common Stock by the selling stockholders.

EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 28, 2008 and the effectiveness of CEC Entertainment, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which we previously filed with the Commission pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the year ended December 28, 2008, filed on February 20, 2009;

(b)	Our Current Reports on Form 8-K, filed on May 1, 2009, July 6, 2009 and October 29, 2009;

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2009, filed on May 1, 2009;

(d)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2009, filed on July 31, 2009; and

(e)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2009, filed on October 29, 2009; and

(f)
the description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the information we send to you). You may obtain a copy of any or all of the documents that have been incorporated by reference herein by writing to us at CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, Attention: Meredith W. Bjorck, or telephoning Meredith W. Bjorck at (972) 258-8507.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation and location of the Public Reference Room. Our filings are also available to the public at the Web site maintained by the Commission at http://www.sec.gov and at our Web site at http://www.chuckecheese.com.

We have filed registration statements on Form S-8 with the Commission to register the issuance of the Common Stock we are offering under the Non-Employee Directors Plan and the 2004 Plan and to register the resale of Common Stock with respect to shares and awards granted under the Non-Employee Directors Plan, the 2004 Plan, the Director Option Plan and the Employee Option Plan. This prospectus is part of those registration statements. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Kansas General Corporation Code (the “KGCC”)

    Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

Our Restated Articles of Incorporation (the “Articles”) provide that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. Further, our Articles provide that we may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in our Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at our request as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

Our Bylaws, as amended (the “Bylaws”), provide that each person who is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) will be indemnified by us as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as our director or officer or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of our Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of our Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. Our Bylaws further provide that we will advance to any person entitled to indemnification under the Bylaws such expenses and costs as the person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to us any such funds so advanced in the event that the person is not entitled to such indemnification.

In addition, our Bylaws provide that no person will be liable to us for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as our director or officer or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of our counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

We have limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

We also maintain a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from certain acts committed by them in their capacities as our directors and officers.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, filed on February 20, 2009;

(b)	the Company’s Current Reports on Form 8-K, filed on May 1, 2009, July 6, 2009 and October 29, 2009;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2009, filed on May 1, 2009;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2009, filed on July 31, 2009;

(e)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2009, filed on October 29, 2009; and

(f)
the description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Kansas General Corporation Code (the “KGCC”)

Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

The Company’s Restated Articles of Incorporation (the “Articles”) provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate or limit the liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company’s Articles provide that it may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in the Company’s Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

The Company’s Bylaws, as amended (the “Bylaws”), provide that each person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director or officer of the Company or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of the Company’s Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of the Company’s Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. The Company’s Bylaws further provide that the Company will advance to any person entitled to indemnification under the Bylaws such expenses and costs as the person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the Company any such funds so advanced in the event that the person is not entitled to such indemnification.

In addition, the Company’s Bylaws provide that no person will be liable to the Company for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as a director or officer of the Company or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of the Company's counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

The Company has limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

The Company also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1
CEC Entertainment, Inc. Second Amended and Restated 2004 Restricted Stock Plan effective as of May 8, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q (File No. 001-13687) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2009)

99.2
CEC Entertainment, Inc. Amended and Restated Non-Employee Directors Restricted Stock Plan effective as of May 8, 2009 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13687) filed with the Commission on July 31, 2009)

99.3
CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-119218) filed with the Commission on September 23, 2004)

99.4
CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-119225) filed with the Commission on September 23, 2004)

*	Each document marked with an asterisk is filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports file  with or  furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Irving, State of Texas, on October 28, 2009.

CEC Entertainment, Inc.

By:	/s/ Michael H. Magusiak
Michael H. Magusiak
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard M. Frank, Michael H. Magusiak and Christopher D. Morris, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/Michael H. Magusiak	President, Chief Executive Officer	October 28, 2009
Michael H. Magusiak	and Director

/s/ Christopher D. Morris	Chief Financial Officer	November 2, 2009
Christopher D. Morris

/s/ Darin E. Harper	Controller (Principal Accounting Officer)	November 2, 2009
Darin E. Harper

/s/ Richard M. Frank	Executive Chairman	October 26, 2009
Richard M. Frank

/s/ General Tommy Franks	Director	October 26, 2009
General Tommy Franks, retired

/s/ Richard T. Huston	Director	October 27, 2009
Richard T. Huston

/s/ Larry T. McDowell	Director	October 21, 2009
Larry T. McDowell

/s/ Tim T. Morris	Director	October 26, 2009
Tim T. Morris

/s/ Louis P. Neeb	Director	October 26, 2009
Louis P. Neeb

/s/ Cynthia Pharr Lee	Director	October 26, 2009
Cynthia Pharr Lee

/s/ Walter Tyree	Director	October 26, 2009
Walter Tyree

/s/Raymond E. Wooldridge	Director	October 26, 2009
Raymond E. Wooldridge

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1
CEC Entertainment, Inc. Second Amended and Restated 2004 Restricted Stock Plan effective as of May 8, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on 10-Q (File No. 001-13687) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2009)

99.2
CEC Entertainment, Inc. Amended and Restated Non-Employee Directors Restricted Stock Plan effective as of May 8, 2009 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-13687) filed with the Commission on July 31, 2009)

99.3
CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-119218) filed with the Commission on September 23, 2004)

99.4
CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-119225) filed with the Commission on September 23, 2004)

*	Each document marked with an asterisk is filed herewith.